Exhibit 1.1

Execution Version

BOOKING HOLDINGS INC.

€600,000,000 3.250% Senior Notes due 2032

€500,000,000 3.750% Senior Notes due 2037

€700,000,000 3.875% Senior Notes due 2045

Underwriting Agreement

New York, New York
November 18, 2024

Citigroup Global Markets Limited

Deutsche Bank AG, London Branch

HSBC Bank plc

J.P. Morgan Securities plc

as representatives of the several underwriters named in Schedule II hereto

c/o Citigroup Global Markets Limited

Citigroup Centre

Canada Square

Canary Wharf

London E14 5LB

United Kingdom

c/o Deutsche Bank AG, London Branch

21 Moorfields

London

EC2Y 9DB

United Kingdom

c/o HSBC Bank plc

8 Canada Square

London E14 5HQ

United Kingdom

c/o J.P. Morgan Securities plc

25 Bank Street

Canary Wharf

London E14 5JP

United Kingdom

Ladies and Gentlemen:

Booking Holdings Inc., a Delaware corporation (the “Company”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom Citigroup Global Markets Limited, Deutsche Bank AG, London Branch, HSBC Bank plc, and J.P. Morgan Securities plc (the “Representatives”) are acting as representatives, the aggregate principal amount of 3.250% Senior Notes due 2032 (the “2032 Notes”), 3.750% Senior Notes due 2037 (the “2037 Notes”), and 3.875% Senior Notes due 2045 (the “2045 Notes” and, together with the 2032 Notes and the 2037 Notes, the “Securities”) of the Company set forth in Schedule I hereto. The Securities are to be issued under an indenture dated as of August 8, 2017 (the “Base Indenture” and, as amended and supplemented (including, without limitation, by the officers’ certificates detailing the terms of the Securities pursuant to the authority granted by a resolution of the board of directors (or an authorized committee thereof) of the Company (the “Authorizing Certificates”)), the “Indenture”), between the Company and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (the “Trustee”). To the extent there are no additional Underwriters listed on Schedule II other than you, the term Representatives as used herein shall mean you, as Underwriters, and the term Underwriters shall mean either the singular or plural as the context requires. The use of the neuter in this underwriting agreement (this “Agreement”) shall include the feminine and masculine wherever appropriate. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 that were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 19 hereof.

1. Representations and Warranties.

The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a) The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 (the file number of which is set forth in Schedule I hereto) on Form S-3, including a related base prospectus, for registration under the Act of the offering and sale of the Securities not earlier than three years prior to the date hereof, which Registration Statement, including any amendments thereto filed prior to the Applicable Time, became effective upon filing under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or are pending, or to the knowledge of the Company, are threatened. The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more Preliminary Prospectuses, each of which has previously been furnished to you and at the time of the filing thereof with the Commission, each such Preliminary Prospectus complied in all material respects with the requirements of the Act. The Company will file with the Commission a final prospectus supplement relating to the Securities in accordance with Rule 424(b). As filed, such final prospectus supplement shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Applicable Time or, to the extent not completed at the Applicable Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Applicable Time, will be included or made therein. The Registration Statement, at the Applicable Time, meets the requirements set forth in Rule 415(a)(1)(x).

(b) On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined herein) the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on each Effective Date, at the Applicable Time and on the Closing Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; the Final Prospectus did not as of its date and will not, as of the Closing Date, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and on each Effective Date and the Closing Date, the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; provided, however, that the Company makes no representations or warranties as to the information included in the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through any Representative, specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 7 hereof. The documents incorporated, or to be incorporated, by reference in the Registration Statement, any Preliminary Prospectus or the Final Prospectus, at the time filed with the Commission conformed or will conform in all material respects to the requirements of the Exchange Act.

(c) As of the Applicable Time, neither (i) the Disclosure Package, when taken together as a whole, nor (ii) any road show that is a “written communication” within the meaning of Rule 433(d)(8)(i), when considered together with the Disclosure Package, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package or any road show described in clause (ii) above based upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through any Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 7 hereof.

(d) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption in Rule 163, and (iv) at the Applicable Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a Well-Known Seasoned Issuer. The Company agrees to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r). The Company has not received from the Commission any notice pursuant to Rule 401(g)(2) under the Act objecting to the use of the automatic shelf registration form.

(e) (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Act) of the Securities and (ii) as of the Applicable Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(f) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through any Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 7 hereof.

(g) Except as disclosed in the Registration Statement, the Preliminary Prospectus and the Final Prospectus, no holders of securities of the Company have current rights to the registration of such securities under the Registration Statement.

(h) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Disclosure Package any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Disclosure Package; and, since the respective dates as of which information is given in the Disclosure Package, there has not been any material change in the capital stock (except for changes or adjustments made as a result of repurchases of common stock pursuant to publicly announced share repurchase programs in existence on the date of this Agreement, or in the ordinary course of business pursuant to employee equity plans in existence on the date of this Agreement, and other than the exercise of options outstanding on the date of this Agreement or the conversion of convertible notes outstanding on the date of this Agreement) or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Disclosure Package.

(i) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Disclosure Package or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(j) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Disclosure Package, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each subsidiary of the Company has been duly incorporated and is validly existing as an entity, and, where such concept applies, in good standing under the laws of its jurisdiction of organization, except where the failure to register or qualify would not reasonably be expected to have a material adverse effect on the financial position, stockholders’ equity or results of operations on the Company and its subsidiaries, taken as a whole.

(k) [Reserved.]

(l) The Securities have been duly authorized and, when issued and delivered pursuant to this Agreement and the Indenture, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the Base Indenture has been duly authorized by the Company and duly qualified under the Trust Indenture Act, and, when the Authorizing Certificates are executed and delivered by the Company, the Indenture will constitute a valid and legally binding instrument, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Securities and the Indenture will conform to the descriptions thereof in the Disclosure Package and the Final Prospectus.

(m) [Reserved.]

(n) The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities, the Indenture and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation, or Amended and Restated By-laws of the Company, or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture except for such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Underwriters.

(o) Neither the Company nor any of its subsidiaries is (i) in violation of its certificate of incorporation or by-laws (other than, solely in the case of the Company’s subsidiaries, immaterial violations) or (ii) in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of clause (ii), where such default would not reasonably be expected to have a material adverse effect on the financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole.

(p) The statements set forth in the Disclosure Package and the Final Prospectus under the caption “Description of Notes” insofar as they purport to constitute a summary of the terms of the Indenture and the Securities, and under the caption “Material U.S. Federal Income Tax Considerations”, insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.

(q) Other than as set forth in the Disclosure Package, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a material adverse effect on the financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

(r) The Company is not, and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package, will not be, an “investment company” as such term is defined in the U.S. Investment Company Act of 1940, as amended.

(s) This Agreement has been duly authorized, validly executed and delivered by the Company.

(t) Deloitte & Touche LLP, who has certified certain historical financial statements of the Company and its subsidiaries, and has audited the Company’s internal control over financial reporting, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder.

(u) The Company maintains a system of “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting was effective as of December 31, 2023. The Company is not aware of any material weakness in its internal control over financial reporting.

(v) Other than as set forth in the Disclosure Package, since the date of the latest audited financial statements included or incorporated by reference in the Disclosure Package, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(w) The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; such disclosure controls and procedures are effective.

(x) The financial statements and the related notes thereto included or incorporated by reference in each of the Disclosure Package and the Final Prospectus present fairly in all material respects the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby; and the other financial information included or incorporated by reference in each of the Disclosure Package and the Final Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in each of the Disclosure Package and the Final Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(y) Neither the Company nor any of its consolidated or unconsolidated subsidiaries have, since December 31, 2023: (i) failed to pay any dividend or sinking fund installment on preferred stock; or (ii) defaulted on either any installment or installments on indebtedness for borrowed money or on any rental on one or more long term leases, which defaults in the aggregate are material to the financial position of the Company and its consolidated and unconsolidated subsidiaries, taken as a whole.

(z) Other than as set forth in the Disclosure Package, (i) to the knowledge of the Company, none of the Company, any of its subsidiaries or any director or executive officer of the Company or of any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by any such person of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or the Bribery Act 2010 of the United Kingdom (together with the FCPA, the “Anti-Corruption Laws”), including, without limitation, any offer, payment, promise to pay or authorization of the payment of any money or other property, gift, promise to give or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and (ii) the Company and its subsidiaries have instituted and maintain policies and procedures designed to ensure continued compliance with the Anti-Corruption Laws.

(aa) Other than as set forth in the Disclosure Package, to the knowledge of the Company, the operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(bb) Other than as set forth in the Disclosure Package, neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director or officer of the Company or of any of its subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State, the U.S. Department of Commerce, the United Nations Security Council, the European Union or the United Kingdom, including His Majesty’s Treasury (collectively, “Sanctions”).  The Company will not directly or indirectly use any of the proceeds from the sale of the Securities by the Company in the offering contemplated by this Agreement, or lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person or entity that, to the knowledge of the Company, is then subject to any Sanctions. None of the representations and warranties made in this Section 1(bb) shall be sought by or made to any Underwriter if and to the extent that it would result in a violation of or conflict with (i) Council Regulation (EC) No. 2271/1996 of November 22, 1996, as amended from time to time (the “EU Blocking Regulation”), or any law or regulation implementing the EU Blocking Regulation in any member state of the European Union, (ii) the EU Blocking Regulation as it forms part of domestic law of the United Kingdom by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”) or (iii) with respect to Deutsche Bank AG, London Branch, Article 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung) or any similar applicable anti-boycott law or regulation.

(cc) Prior to the date hereof, neither the Company nor any of its affiliates or any person acting on their behalf (other than the Underwriters or any of their affiliates with respect to whom no representation is made) has (i) taken any action that is designed to or that has constituted or that could be expected to cause or result in stabilization or manipulation of the price of the Securities, (ii) issued any press release or other public announcement referring to the proposed offering of the Securities that does not adequately disclose the fact that stabilizing action may take place with respect to the Securities or (iii) taken any action or omitted to take any action that may result in the loss by the Underwriters of the ability to rely on any stabilization safe harbor provided by the Securities Act or by the UK Financial Services and Markets Act 2000, as amended (the “FSMA”).

(dd) The Company has not distributed nor, prior to the later to occur of (i) the time of delivery of the Securities and (ii) the completion of the distribution of the Securities, will distribute any material in connection with the offering and sale of the Securities other than the Disclosure Package, the Final Prospectus and other materials, if any, permitted by the FSMA, or regulations promulgated pursuant to the FSMA, and approved by the parties to this Agreement.

(ee) Except as would not, individually or in the aggregate, have a material adverse effect on the financial position, stockholders’ equity or results of operations on the Company and its subsidiaries, taken as a whole, (i) to the knowledge of the Company, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”), except for those that have been remedied without material cost or liability or the duty to notify any other person; (ii) neither the Company nor its subsidiaries have been notified of, and each of them have no knowledge of, any event or condition that would reasonably be expected to result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT Systems and Data; (iii) the Company and its subsidiaries have implemented commercially reasonable controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data; and (iv) the Company and its subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto at the applicable purchase price set forth in Schedule I hereto, plus accrued interest, if any, from November 21, 2024 to the Closing Date.

3. Delivery and Payment. Delivery of and payment for the Securities shall be made at the location, on the date and at the time specified on Schedule I hereto or at such time on such later date not more than five Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 8 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the aggregate purchase price of the Securities to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Securities shall be made through the facilities of Euroclear Bank SA/NV and Clearstream Banking S.A., unless the Representatives shall otherwise instruct. The Settlement Lead Manager (as defined in Section 24 hereof) acknowledges that the Securities represented by the one or more global notes representing the Securities (collectively, the “Global Notes”) will initially be credited to an account (the “Commissionaire Account”) for the benefit of the Settlement Lead Manager, the terms of which include a third-party beneficiary clause (“stipulation pour autrui”) with the Company as the third-party beneficiary and provide that such Securities are to be delivered to others only against payment of the net subscription monies for the Securities into the Commissionaire Account on a delivery against payment basis. The Settlement Lead Manager acknowledges that (i) the Securities represented by the Global Notes shall be held to the order of the Company as set out above and (ii) the net subscription monies for the Securities received in the Commissionaire Account will be held on behalf of the Company until such time as they are transferred to the Company’s order. The Settlement Lead Manager undertakes that the net subscription monies for the Securities will be transferred to the Company’s order promptly following receipt of such monies in the Commissionaire Account. The Company acknowledges and accepts the benefit of the third-party beneficiary clause (“stipulation pour autrui”) pursuant to the Civil Code of Belgium and Luxembourg, as applicable, in respect of the Commissionaire Account.

4. Offering By Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus. Each Underwriter, severally and not jointly, hereby represents and warrants to, and agrees with the Company that it has not, and its controlled affiliates or any other person acting on its behalf have not, solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of their initial offering outside the United States except in accordance with the restrictions set forth in Annex II hereto. By participating in this offering of Securities, each Underwriter agrees that it, each of its affiliates participating in this offering of Securities as Underwriter or financial intermediary and each controlling person of it and each such participating affiliate are bound by the Agreement Regarding Oral Due Diligence currently in effect between Citigroup Global Markets Limited, Deutsche Bank AG, London Branch, HSBC Bank plc and J.P. Morgan Securities plc and the accounting firm or firms that participate in oral due diligence in this offering of Securities.

5. Agreements.

The Company agrees with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished the Representatives a copy for their review prior to filing and will not file any such proposed amendment or supplement to which the Representatives reasonably object; provided, however, that nothing in this paragraph shall apply to any report to be filed or furnished to the Commission under the periodic reporting requirements of the Exchange Act except those periodic reports filed or furnished to the Commission and incorporated by reference into the Final Prospectus between the date of this Agreement and the Closing Date. The Company will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to the termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment to the Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice that would prevent its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its commercially reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or prevention and, upon such issuance, occurrence or prevention, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or prevention, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its commercially reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) The Company will prepare a final term sheet, containing a description of the Securities, in the form of Schedule III hereto and will file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

(c) If there occurs an event or development as a result of which the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will promptly (i) notify the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the Representatives in such quantities as the Representatives may reasonably request.

(d) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Company promptly will (i) notify the Representatives of such event, (ii) prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 5, an amendment or supplement to the Final Prospectus or new registration statement that will correct such statement or omission or effect such compliance, (iii) use its commercially reasonable efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to the Representatives in such quantities as the Representatives may reasonably request.

(e) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries that will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(f) The Company will furnish to the Representatives and counsel for the Underwriters signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.

(g) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may reasonably designate and will maintain such qualifications in effect so long as reasonably required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject or to subject itself to taxation in any jurisdiction if it is not otherwise so subject.

(h) The Company agrees that, unless it obtains the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule V hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, the Preliminary Prospectus or the Final Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(i) The Company will comply in all material respects with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), and will use its commercially reasonable efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(j) The Company will not take, directly or indirectly, any action designed to or that would constitute or that could reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(k) The Company covenants and agrees with the Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the issue of the Securities and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, each Preliminary Prospectus, each Free Writing Prospectus, the Final Prospectus and any amendments and supplements thereto and the mailing and delivering copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing this Agreement, the Indenture, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities as provided in Section 5(g) hereof, including up to $10,000 of reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Securities; (vii) any cost incurred in connection with the listing of the Securities; and (viii) all other costs and expenses incident to the performance of its obligations hereunder that are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 7 and 9 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make, which expenses shall be apportioned pro rata in accordance with the amount of Securities purchased by such Underwriter as set forth on Schedule II.

(l) The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Preliminary Prospectus and the Final Prospectus under “Use of Proceeds”.

(m) The Company shall use its reasonable best efforts to effect and maintain the admission, listing and trading of the Securities on The Nasdaq Bond Exchange within 30 days of the Closing Date.

(n) Neither the Company nor any of its subsidiaries will take any action or omit to take any action (such as issuing any press release relating to the Securities without an appropriate legend) that would result in the loss by the Underwriters of the ability to rely on any stabilization safe harbor provided by the Securities Act or the FSMA.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the time of delivery of the Securities, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Preliminary Prospectus and the Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 5(b) hereto, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and the Registration Statement is effective and no stop order suspending the effectiveness of the Registration Statement or any notice that would prevent its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened;

(b) Latham & Watkins LLP, counsel for the Underwriters, shall have furnished to the Representatives their written opinion or opinions and letter with respect to the issuance and sale of the Securities, subject to the limitations and qualifications set forth in such opinion or letter, dated the Closing Date, in form and substance satisfactory to you;

(c) Cravath, Swaine & Moore LLP, counsel for the Company, shall have furnished to the Representatives their written opinion and letter, subject to the limitations and qualifications set forth in such opinion or letter, dated the Closing Date, in form and substance reasonably satisfactory to you;

(d) Peter J. Millones, Executive Vice President and General Counsel for the Company, shall have furnished to the Representatives his written opinion, subject to the limitations and qualifications set forth in such opinion, dated the Closing Date, in form and substance reasonably satisfactory to you;

(e) On the date hereof and also at the Closing Date, Deloitte & Touche LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, to the effect set forth in Annex I hereto;

(f) Since the respective dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Disclosure Package there shall not have been any change in the capital stock (except for changes or adjustments made as a result of repurchases of common stock pursuant to publicly announced share repurchase programs in existence on the date of this Agreement, or in the ordinary course of business pursuant to employee equity plans in existence on the date of this Agreement, and other than the exercise of options outstanding on the date of this Agreement or the conversion of convertible notes outstanding on the date of this Agreement) or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, other than as set forth or contemplated in the Disclosure Package, the effect of which, in any such case, is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in this Agreement and in the Disclosure Package;

(g) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization,” as that term is defined by the Commission in Section 3(a)(62) under the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock;

(h) On or after the Applicable Time, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on The Nasdaq Global Select Market; (ii) a suspension or material limitation in trading in the Company’s securities on The Nasdaq Global Select Market; (iii) a general moratorium on commercial banking activities declared by either U.S. federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the good faith judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in the Disclosure Package;

(i) The Company shall have furnished or caused to be furnished to you at the Closing Date certificates of officers of the Company satisfactory to you as to the accuracy of the representations and warranties of the Company herein at and as of the Closing Date, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such date, as to the matters set forth in subsection (f) of this Section and as to such other matters as you may reasonably request; and

(j) The Company shall have delivered executed copies of the Securities and the Indenture to the Underwriters, in each case in form and substance reasonably satisfactory to the Company and the Underwriters.

7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which any Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus, the Final Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Base Prospectus, any Preliminary Prospectus, the Final Prospectus, the Disclosure Package, or any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through any Representative expressly for use therein, which information is specified in Section 7(b).

(b) The Underwriters severally and not jointly will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, any Preliminary Prospectus, the Final Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Base Prospectus, any Preliminary Prospectus, the Final Prospectus, the Disclosure Package, any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through any Representative expressly for use therein, it being understood and agreed that the only such information consists of the second paragraph, the third paragraph, the second, third and fourth sentences of the sixth paragraph, and the first, second, third and fourth sentences of the ninth paragraph, in each case under the caption “Underwriting”; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission to so notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and any Underwriter on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the Final Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), each Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to investors were offered to investors exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Each Underwriter’s obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section 7 shall be in addition to any liability that the Company may otherwise have and shall extend, upon the same terms and conditions, to any affiliate of each Underwriter and each person, if any, who controls such Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability that the Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

8. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of the Securities set forth opposite their names in Schedule II hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities that the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate, without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 8, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

9. Representations and Indemnities to Survive. The respective indemnities, agreements, representations, warranties and other statements of the Company and the Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Underwriters or any controlling person of the Underwriters, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities. If the Securities are not delivered by or on behalf of the Company as provided herein for any reason other than a default of any Underwriter pursuant to Section 8 in its obligation to purchase the Securities that it has agreed to purchase hereunder, the Company will reimburse the non-defaulting Underwriters for all accountable out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably and actually incurred by the non-defaulting Underwriters in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to the Underwriters except as provided in Sections 5(k) and 7 hereof.

10. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, facsimile transmission or, where indicated, electronic mail, to you in care of Citigroup Global Markets Limited, Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB, United Kingdom, Fax: +44 20 7986 1927, Attention: Syndicate Desk, in care of Deutsche Bank AG, London Branch, 21 Moorfields, London EC2Y 9DB, United Kingdom, Telephone: +44 207 545 4361, Attention: DCM Debt Syndicate, in care of HSBC Bank plc, 8 Canada Square, London, E14 5HQ, United Kingdom, Telephone: +44 20 7991 8888, Email: transaction.management@hsbcib.com, Attention: Head of DCM Legal, and in care of J.P. Morgan Securities plc, 25 Bank Street, Canary Wharf, London E14 5JP, United Kingdom, Attention: Head of Debt Syndicate and Head of EMEA Debt Capital Markets Group, Fax: +44 20 3493 0682; and if to the Company shall be delivered or sent by mail to the address of the Company set forth in the Final Prospectus, Attention: General Counsel. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

11. Successors. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 7 and 9 hereof, the officers and directors of the Company and each person who controls the Company or the Underwriters, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

12. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

13. Trial by Jury Waiver. EACH OF The Company and the UNDERWRITERS hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

14. Arm’s-length Transactions. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction, the Underwriters are each acting solely as a principal and not the agent or fiduciary of the Company, (iii) the Underwriters have not assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Underwriters have advised or are currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that any of the Underwriters have rendered advisory services of any nature or respect, or owe a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

16. Time of the Essence. Time shall be of the essence of this Agreement.

17. Agreement. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

19. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Applicable Time” shall mean 12:50 P.M. New York City time on November 18, 2024.

“Base Prospectus” shall mean the prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Date.

“Business Day” shall mean any day, other than a Saturday or Sunday, (1) that is not a day on which banking institutions in the City of New York are authorized or required by law or executive order to close and (2) on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (T2), or any successor thereto, is open.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, as amended and supplemented to the Applicable Time, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule V hereto, (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package, and (iv) the other information, if any, identified in Schedule IV hereto.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto became or become effective including each deemed effective date pursuant to Rule 430B(e)(2) of the Act.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Applicable Time, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus that describes the Securities and the offering thereof and is used prior to filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended at the Applicable Time and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433”, “Rule 456” and “Rule 457” refer to such rules under the Act.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

20. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

21. Contractual Recognition of EU Bail-In Powers. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements or understandings between Deutsche Bank AG, London Branch, Banco Santander, S.A., BNP PARIBAS and the Company, the Company acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts and agrees to be bound by:

(a) the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of Deutsche Bank AG, London Branch, Banco Santander, S.A. and BNP PARIBAS to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i) the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii) the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of Deutsche Bank AG, London Branch, Banco Santander, S.A., BNP PARIBAS or another person, and the issue to or conferral on the Company of such shares, securities or obligations;

(iii) the cancellation of the BRRD Liability;

(iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b) the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of the Bail-in Powers by the Relevant Resolution Authority.

(c) For the purpose of this Section 21:

(i) “Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time.

(ii) “Bail-in Powers” means any Write Down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation.

(iii) “BRRD” means Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

(iv) “BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised.

(v) “EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499.

(vi) “Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to Deutsche Bank AG, London Branch, Banco Santander, S.A. and BNP PARIBAS.

22. Contractual Recognition of UK Bail-In Powers. Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements or understandings between Citigroup Global Markets Limited, HSBC Bank plc, J.P. Morgan Securities plc, Morgan Stanley & Co. International plc, ICBC Standard Bank Plc, Standard Chartered Bank and the Company, the Company acknowledges and accepts that a UK Bail-in Liability arising under this Agreement may be subject to the exercise of UK Bail-in Powers by the relevant UK resolution authority, and acknowledges, accepts and agrees to be bound by:

(a) the effect of the exercise of UK Bail-in Powers by the relevant UK resolution authority in relation to any UK Bail-in Liability of Citigroup Global Markets Limited, HSBC Bank plc, J.P. Morgan Securities plc, and Morgan Stanley & Co. International plc, ICBC Standard Bank Plc and Standard Chartered Bank to the Company under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i) the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon;

(ii) the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of Citigroup Global Markets Limited, HSBC Bank plc, J.P. Morgan Securities plc, Morgan Stanley & Co. International plc, ICBC Standard Bank Plc, Standard Chartered Bank or another person, and the issue to or conferral on the Company of such shares, securities or obligations;

(iii) the cancellation of the UK Bail-in Liability;

(iv) the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b) the variation of the terms of this Agreement, as deemed necessary by the relevant UK resolution authority, to give effect to the exercise of the UK Bail-in Powers by the relevant UK resolution authority.

(c) For the purpose of this Section 22:

(i) “UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

(ii) “UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised.

(iii) “UK Bail-in Powers” means the powers under the UK Bail-in Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability.

23. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 23:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

24. Agreement Among Managers. The Underwriters agree as between themselves that they will be bound by and will comply with the International Capital Market Association Standard Form Agreement Among Managers Version 1/New York Schedule (the “AAM”) as amended in the manner set out below and further agree that references in the AAM to the “Lead Manager” and the “Joint Bookrunners” shall mean each of Citigroup Global Markets Limited, Deutsche Bank AG, London Branch, HSBC Bank plc and J.P. Morgan Securities plc, references to the “Managers” shall mean the Underwriters, references to the “Settlement Lead Manager” shall mean J.P. Morgan Securities plc, references to the “Stabilisation Manager” shall mean J.P. Morgan Securities plc, and references to “Securities” shall mean the 3.250% Senior Notes due 2032, the 3.750% Senior Notes due 2037, and the 3.875% Senior Notes due 2045. The Underwriters agree as between themselves to amend the AAM as follows:

(a) references in the AAM to the “Commitments” shall mean, as between the Underwriters only, the amounts set out in Schedule II; and

(b) clause 3 shall be disapplied in favor of Section 8 herein.

Where there are any inconsistencies between this Agreement and the AAM, the terms of this Agreement shall prevail.

25. MiFID Product Governance Rules. Solely for the purposes of the requirements of Article 9(8) of the MiFID Product Governance rules under EU Delegated Directive 2017/593 as implemented into the laws of the relevant member state (the “Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the Product Governance Rules:

(a) Deutsche Bank AG, London Branch (an “EU Manufacturer”) acknowledges that it understands the responsibilities conferred upon it under the Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Securities and the related information set out in the Final Prospectus in connection with the Securities; and

(b) the Company, Citigroup Global Markets Limited, HSBC Bank plc, J.P. Morgan Securities plc, Banco Santander, S.A., BNP PARIBAS, Goldman Sachs & Co. LLC, Merrill Lynch International, Morgan Stanley & Co. International plc, The Toronto-Dominion Bank, U.S. Bancorp Investments, Inc., Academy Securities, Inc., ICBC Standard Bank Plc and Standard Chartered Bank note the application of the Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Securities by the EU Manufacturers and the related information set out in the Final Prospectus in connection with the Securities.

26. UK MiFIR Product Governance Rules. Solely for the purposes of the requirements of 3.2.7R of the FCA Handbook Product Intervention and Product Governance Sourcebook (the “UK MiFIR Product Governance Rules”) regarding the mutual responsibilities of manufacturers under the UK MiFIR Product Governance Rules:

(a) each of Citigroup Global Markets Limited, Deutsche Bank AG, London Branch, HSBC Bank plc and J.P. Morgan Securities plc (each, a “UK Manufacturer” and, together, the “UK Manufacturers”) acknowledges to each other UK Manufacturer that it understands the responsibilities conferred upon it under the UK MiFIR Product Governance Rules relating to each of the product approval process, the target market and the proposed distribution channels as applying to the Securities and the related information set out in the Final Prospectus in connection with the Securities; and

(b) the Company, Banco Santander, S.A., BNP PARIBAS, Goldman Sachs & Co. LLC, Merrill Lynch International, Morgan Stanley & Co. International plc, The Toronto-Dominion Bank, U.S. Bancorp Investments, Inc., Academy Securities, Inc., ICBC Standard Bank Plc and Standard Chartered Bank note the application of the UK MiFIR Product Governance Rules and acknowledge the target market and distribution channels identified as applying to the Securities by the UK Manufacturers and the related information set out in the Final Prospectus in connection with the Securities.

[Signature pages follow]

If the foregoing is in accordance with your understanding, please sign and return to us the enclosed duplicate hereof, and upon the acceptance hereof by you, as the Representatives, this letter and such acceptance hereof shall constitute a binding agreement between the Representatives and the Company.

Very truly yours,

BOOKING HOLDINGS INC.

By:	/s/Ewout Steenbergen
	Name:	Ewout Steenbergen
	Title:	Executive Vice President and Chief Financial Officer

The foregoing Agreement is hereby confirmed and accepted as of the date specified in Schedule I hereto.

CITIGROUP GLOBAL MARKETS LIMITED

By:	/s/Adrien Belanger
Name:	Adrien Belanger
Title:	Delegated Signatory

DEUTSCHE BANK AG, LONDON BRANCH

By:	/s/Kevin Prior
Name:	Kevin Prior
Title:	Managing Director

By:	/s/Shamit Saha
Name:	Shamit Saha
Title:	Director

HSBC BANK PLC

By:	/s/Paul Phelps
Name:	Paul Phelps
Title:	Authorised Signatory

J.P. MORGAN SECURITIES PLC

By:	/s/Robert Chambers
Name:	Robert Chambers
Title:	Executive Director

[Signature Page to Underwriting Agreement]

BANCO SANTANDER, S.A.

By:	/s/Matthias d’Haene
Name:	Matthias d’Haene
Title:	DCM Executive Director

By:	/s/Alexis Rohr
Name:	Alexis Rohr
Title:	DCM Associate

bnp paribas

By:	/s/Luke Thorne
Name:	Luke Thorne
Title:	Authorised Signatory

By:	/s/Vikas Katyal
Name:	Vikas Katyal
Title:	Authorised Signatory

GOLDMAN SACHS & CO. LLC

By:	/s/Taylor Joss
Name:	Taylor Joss
Title:	Managing Director

MERRILL LYNCH INTERNATIONAL

By:	/s/Angus Reynolds
Name:	Angus Reynolds
Title:	Managing Director

[Signature Page to Underwriting Agreement]

MORGAN STANLEY & CO.
INTERNATIONAL PLC

By:	/s/Kathryn McArdle
Name:	Kathryn McArdle
Title:	Executive Director

THE TORONTO-DOMINION BANK

By:	/s/Frances Watson
Name:	Frances Watson
Title:	Director, Transaction Advisory

U.S. BANCORP INVESTMENTS, INC.

By:	/s/Vanessa Clark
Name:	Vanessa Clark
Title:	Vice President

[Signature Page to Underwriting Agreement]

ACADEMY SECURITIES, INC.

By:	/s/Michael Boyd
Name:	Michael Boyd
Title:	Chief Compliance Officer

ICBC STANDARD BANK PLC

By:	/s/Binliang Jin
Name:	Binliang Jin
Title:	President

By:	/s/Robin Stoole
Name:	Robin Stoole
Title:	Head of Bond Syndicate

STANDARD CHARTERED BANK

By:	/s/Patrick Dupont-Liot
Name:	Patrick Dupont-Liot
Title:	Managing Director, Debt Capital Markets

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriting Agreement dated November 18, 2024

Registration Statement No. 333-273678

Representatives:	Citigroup Global Markets Limited, Deutsche Bank AG, London Branch, HSBC Bank plc and J.P. Morgan Securities plc

Title, Purchase Price and Description of Securities:

Title:	3.250% Senior Notes due 2032

3.750% Senior Notes due 2037

3.875% Senior Notes due 2045

Principal Amount of Securities to be issued and sold by the Company:

2032 Notes: €600,000,000

2037 Notes: €500,000,000

2045 Notes: €700,000,000

Price to Underwriters for Securities sold:

99.089% of the principal amount of the 2032 Notes
99.570% of the principal amount of the 2037 Notes

98.017% of the principal amount of the 2045 Notes

Closing Date, Time and Location: November 21, 2024, at 9:00 a.m. GMT at the offices of Cravath, Swaine & Moore LLP, Two Manhattan West, 375 Ninth Avenue, New York, NY 10001.

SCHEDULE II

Underwriters	Principal Amount of 2032 Notes to be Purchased	Principal Amount of 2037 Notes to be Purchased	Principal Amount of 2045 Notes to be Purchased
Citigroup Global Markets Limited	€87,000,000	€72,500,000	€101,500,000
Deutsche Bank AG, London Branch	€87,000,000	€72,500,000	€101,500,000
HSBC Bank plc	€87,000,000	€72,500,000	€101,500,000
J.P. Morgan Securities plc	€87,000,000	€72,500,000	€101,500,000
Banco Santander, S.A.	€31,500,000	€26,250,000	€36,750,000
BNP PARIBAS	€31,500,000	€26,250,000	€36,750,000
Goldman Sachs & Co. LLC	€31,500,000	€26,250,000	€36,750,000
Merrill Lynch International	€31,500,000	€26,250,000	€36,750,000
Morgan Stanley & Co. International plc	€31,500,000	€26,250,000	€36,750,000
The Toronto-Dominion Bank	€31,500,000	€26,250,000	€36,750,000
U.S. Bancorp Investments, Inc.	€31,500,000	€26,250,000	€36,750,000
Academy Securities, Inc.	€10,500,000	€8,750,000	€12,250,000
ICBC Standard Bank Plc	€10,500,000	€8,750,000	€12,250,000
Standard Chartered Bank	€10,500,000	€8,750,000	€12,250,000
Total	€600,000,000	€500,000,000	€700,000,000

SCHEDULE III

Filed Pursuant to Rule 433 Registration Statement No. 333-273678

November 18, 2024

PRICING TERM SHEET

Dated November 18, 2024

BOOKING HOLDINGS INC.

The information in this pricing term sheet supplements Booking Holdings Inc.’s preliminary prospectus supplement, dated November 18, 2024 (the “Preliminary Prospectus Supplement”), and supersedes the information in the Preliminary Prospectus Supplement to the extent inconsistent with the information in the Preliminary Prospectus Supplement. In all other respects, this term sheet is qualified in its entirety by reference to the Preliminary Prospectus Supplement. You should rely on the information contained or incorporated by reference in the Preliminary Prospectus Supplement, as supplemented by this final pricing term sheet, in making an investment decision with respect to the Notes. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Prospectus Supplement.

Issuer:	Booking Holdings Inc. (the “Issuer”).

Legal Entity Identifier:	FXM8FAOHMYDIPD38UZ17.

Trade Date:	November 18, 2024.

Settlement Date:*	November 21, 2024 (T+3).

Expected Ratings of Notes:**	[reserved].

Format:	SEC Registered.

Notes:	€600,000,000 3.250% Senior Unsecured Notes due 2032 (the “2032 Notes”).
€500,000,000 3.750% Senior Unsecured Notes due 2037 (the “2037 Notes”).
€700,000,000 3.875% Senior Unsecured Notes due 2045 (the “2045 Notes” and, together with the 2032 Notes and the 2037 Notes, the “Notes”).

Principal Amount:	€600,000,000 for the 2032 Notes.
€500,000,000 for the 2037 Notes.
€700,000,000 for the 2045 Notes.

Maturity Date:	November 21, 2032 for the 2032 Notes.
November 21, 2037 for the 2037 Notes.
March 21, 2045 for the 2045 Notes.

Reference EUR Midswap:	2032 Notes: 8-year Mid-Swaps.
2037 Notes: 13-year Mid-Swaps.
2045 Notes: 20-year Mid-Swaps and 21-year Mid-Swaps.

Reference EUR Midswap Rate:	2032 Notes: 2.284%.
2037 Notes: 2.352%.
2045 Notes: 2.284% (interpolated).

Spread to EUR Midswap:	2032 Notes: 105 basis points.
2037 Notes: 140 basis points.
2045 Notes: 170 basis points.

Reoffer yield:	2032 Notes: 3.334%.
2037 Notes: 3.752%.
2045 Notes: 3.984%.

Price to Public (Issue Price):	99.419% of principal amount for the 2032 Notes.
99.980% of principal amount for the 2037 Notes.
98.517% of principal amount for the 2045 Notes.

Government Security:	2032 Notes: DBR 1.700% due August 15, 2032.
2037 Notes: DBR 4.000% due January 4, 2037.
2045 Notes: DBR 2.500% due July 4, 2044.

Government Security Price and Yield:	2032 Notes: 96.080% / 2.258%.
2037 Notes: 115.620% / 2.491%.
2045 Notes: 98.750% / 2.582%.

Spread to Government Security:	2032 Notes: 107.6 basis points.
2037 Notes: 126.1 basis points.
2045 Notes: 140.2 basis points.

Gross Proceeds:	2032 Notes: €596,514,000.
2037 Notes: €499,900,000.
2045 Notes: €689,619,000.

Net Proceeds to Issuer (before expenses):	2032 Notes: €594,534,000.
2037 Notes: €497,850,000.
2045 Notes: €686,119,000.

Coupon:	2032 Notes: 3.250% per annum.
2037 Notes: 3.750% per annum.
2045 Notes: 3.875% per annum.

Interest Payment Date:	2032 Notes: Annually on November 21, commencing on November 21, 2025.
2037 Notes: Annually on November 21, commencing on November 21, 2025.
2045 Notes: Annually on March 21, commencing on March 21, 2025.

Clearing:	Global Notes will be deposited with a common depository for Euroclear or Clearstream.

Listing:	The Issuer intends to apply to list the Notes on the Nasdaq Bond Exchange.

Make Whole Call:	2032 Notes: Prior to August 21, 2032, the date that is three months prior to the maturity date of the 2032 Notes (the “2032 Notes Par Call Date”), callable in whole or in part at the greater of: (1) 100% of the principal amount of the 2032 Notes to be redeemed; and (2) an amount equal to the sum of the present values of the remaining scheduled payments of principal and interest on the 2032 Notes to be redeemed that would be due if such 2032 Notes matured on the 2032 Notes Par Call Date, not including any portion of the payments of interest accrued to the date of redemption, discounted to such redemption date on an annual basis at the Comparable Government Bond Rate, plus 20 basis points; plus, in the case of each of (1) and (2), accrued and unpaid interest, if any, to, but excluding, such redemption date.

2037 Notes: Prior to August 21, 2037, the date that is three months prior to the maturity date of the 2037 Notes (the “2037 Notes Par Call Date”), callable in whole or in part at the greater of: (1) 100% of the principal amount of the 2037 Notes to be redeemed; and (2) an amount equal to the sum of the present values of the remaining scheduled payments of principal and interest on the 2037 Notes to be redeemed that would be due if such 2037 Notes matured on the 2037 Notes Par Call Date, not including any portion of the payments of interest accrued to the date of redemption, discounted to such redemption date on an annual basis at the Comparable Government Bond Rate, plus 20 basis points; plus, in the case of each of (1) and (2), accrued and unpaid interest, if any, to, but excluding, such redemption date.

2045 Notes: Prior to September 21, 2044, the date that is six months prior to the maturity date of the 2045 Notes (the “2045 Notes Par Call Date”), callable in whole or in part at the greater of: (1) 100% of the principal amount of the 2045 Notes to be redeemed; and (2) an amount equal to the sum of the present values of the remaining scheduled payments of principal and interest on the 2045 Notes to be redeemed that would be due if such 2045 Notes matured on the 2045 Notes Par Call Date, not including any portion of the payments of interest accrued to the date of redemption, discounted to such redemption date on an annual basis at the Comparable Government Bond Rate, plus 25 basis points; plus, in the case of each of (1) and (2), accrued and unpaid interest, if any, to, but excluding, such redemption date.

Par Call:	2032 Notes: On or after the 2032 Notes Par Call Date, callable at 100% of the principal amount of the 2032 Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the date of redemption.

2037 Notes: On or after the 2037 Notes Par Call Date, callable at 100% of the principal amount of the 2037 Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the date of redemption.

2045 Notes: On or after the 2045 Notes Par Call Date, callable at 100% of the principal amount of the 2045 Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding, the date of redemption.

Day Count Fraction:	ACTUAL/ACTUAL (ICMA), following, unadjusted.

Denominations:	€100,000 and any integral multiple of €1,000 in excess thereof.

Stabilization:	FCA/ICMA.

Common Code:	2032 Notes: 294561846.
2037 Notes: 294561854.
2045 Notes: 294561862.

CUSIP Number:	2032 Notes: 09857L BE7.
2037 Notes: 09857L BF4.
2045 Notes: 09857L BG2.

ISIN Number:	2032 Notes: XS2945618465.
2037 Notes: XS2945618549.
2045 Notes: XS2945618622.

Joint Book-Running Managers:	Citigroup Global Markets Limited
Deutsche Bank AG, London Branch
HSBC Bank plc
J.P. Morgan Securities plc
Banco Santander, S.A.
BNP PARIBAS
Goldman Sachs & Co. LLC
Merrill Lynch International
Morgan Stanley & Co. International plc
The Toronto-Dominion Bank
U.S. Bancorp Investments, Inc.

Co-Managers:	Academy Securities, Inc.
ICBC Standard Bank Plc
Standard Chartered Bank

Prohibition of Sales to EEA/UK Retail Investors:	Applicable.

MiFID II/UK MiFIR Target Market:	Eligible counterparties and professional clients only (all distribution channels).

* We expect that the Notes will be delivered against payment therefor on or about November 21, 2024, which will be the third business day following the date of pricing of the Notes (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to the first business day before delivery of the Notes hereunder will be required, by virtue of the fact that the Notes will initially settle in T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the Notes who wish to trade the Notes prior to the first business day before the date of delivery should consult their own advisors.

** A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. Credit ratings are subject to change depending on financial and other factors.

******

The Issuer has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the other documents the Issuer has filed with the SEC for more complete information about the Issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. A copy of the Preliminary Prospectus Supplement for the offering can be obtained by calling Citigroup Global Markets Limited at 1-(800) 831-9146, Deutsche Bank AG, London Branch at 1-(800) 503-4611, HSBC Bank plc at 1-(866) 811-8049 and J.P. Morgan Securities plc (for non-U.S. investors) at +44-20-7134-2468 or at J.P. Morgan Securities LLC (for U.S. investors) at 1-(212) 834-4533 (call collect).

You should rely on the information contained or incorporated by reference in the Preliminary Prospectus Supplement, as supplemented by this final pricing term sheet in making an investment decision with respect to the Notes.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities nor shall there be any sale of these securities in any state in which such solicitation or sale would be unlawful prior to registration or qualification of these securities under the laws of any such state.

Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is eligible counterparties and professional clients only, each as defined in Directive (EU) 2014/65 (as amended, “MiFID II”); and (ii) all channels for distribution of the Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to MiFID II is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

Solely for the purposes of each manufacturer’s product approval process, the target market assessment in respect of the Notes has led to the conclusion that: (i) the target market for the Notes is eligible counterparties, as defined in the FCA Handbook Conduct of Business Sourcebook (“COBS”), and professional clients, as defined in Regulation (EU) No 600/2014 as it forms part of domestic law of the United Kingdom (the “UK”) by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”) (“UK MiFIR”); and (ii) all channels for distribution of the Notes to eligible counterparties and professional clients are appropriate. Any person subsequently offering, selling or recommending the Notes (a “distributor”) should take into consideration the manufacturers’ target market assessment; however, a distributor subject to the FCA Handbook Product Intervention and Product Governance Sourcebook is responsible for undertaking its own target market assessment in respect of the Notes (by either adopting or refining the manufacturers’ target market assessment) and determining appropriate distribution channels.

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (the “EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of MiFID II; or (ii) a customer within the meaning of Directive (EU) 2016/97, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and, therefore, offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the UK. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law of the UK by virtue of the EUWA; or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000, as amended (the “FSMA”), and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of UK MiFIR. Consequently, no key information document required by the PRIIPs Regulation as it forms part of domestic law of the UK by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and, therefore, offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation.

In the UK, this final pricing term sheet is only being distributed to and is only directed at (1) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), (2) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order, or (3) persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any securities of the Issuer may otherwise lawfully be communicated or be caused to be communicated (all such persons together being referred to as “Relevant Persons”). In the UK, any investment or investment activity to which the Preliminary Prospectus Supplement relates is only available to, and the Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Notes will be engaged in only with, Relevant Persons. Any person in the UK who is not a Relevant Person should not act or rely on this final pricing term sheet or any of its contents.

Singapore Securities and Futures Act Product Classification—Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act 2001 of Singapore (the “SFA”), the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the Notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018).

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

SCHEDULE IV

Schedule of other information included in the Disclosure Package

None.

SCHEDULE V

Schedule of Issuer Free Writing Prospectuses included in the Disclosure Package

Pricing Term Sheet, dated November 18, 2024, relating to the Securities, as filed pursuant to Rule 433 under the Act and in the form of Schedule III hereto.

ANNEX I

Form of Deloitte & Touche LLP Comfort Letter

ANNEX II

Restrictions on Offers and Sales Outside the United States

In connection with offers and sales of Securities outside the United States:

(a)            Each Underwriter, severally and not jointly, represents, warrants and agrees that:

(i)            it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company; and

(ii)            it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Securities in, from or otherwise involving the United Kingdom.

(b)            Each Underwriter represents and agrees, severally and not jointly, that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Securities which are the subject of the offering contemplated by the Final Prospectus to any retail investor in the European Economic Area. For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following:

(i)            a retail client as defined in point (11) of Article 4(1) of Directive (EU) 2014/65 (as amended, “MiFID II”); or

(ii)           a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II.

(c)            Each Underwriter represents and agrees, severally and not jointly, that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Securities which are the subject of the offering contemplated by the Final Prospectus to any retail investor in the United Kingdom. For the purposes of this provision, the expression “retail investor” means a person who is one (or more) of the following:

(i)            a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law of the United Kingdom by virtue of the EUWA; or

(ii)           a customer within the meaning of the FSMA, and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law of the United Kingdom by virtue of the EUWA.

(d)             Each Underwriter, severally and not jointly, represents, warrants and agrees that it will not offer, sell or deliver, directly or indirectly, any of the Securities or distribute any prospectus supplement, the Base Prospectus or any other offering material relating to the Securities, in or from any jurisdiction except under circumstances that will, to the best of its knowledge and belief, result in compliance with the applicable laws and regulations thereof and that will not impose any obligations on us except as agreed to with us in advance of such offer, sale or delivery.

(e)            Each Underwriter, severally and not jointly, represents, warrants and agrees that the Securities may not be offered or sold by means of any document other than (i) in circumstances that do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances that do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), that is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to notes that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

(f)            Each Underwriter, severally and not jointly, represents, warrants and agrees that the Securities have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (the Financial Instruments and Exchange Law) and each Underwriter severally and not jointly, represents, warrants and agrees that it will not offer or sell any of the Securities, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

(g)            Each Underwriter, severally and not jointly, represents, warrants and agrees that the Final Prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each Underwriter, severally and not jointly, represents, warrants and agrees that the Final Prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Securities may not be circulated or distributed, nor may the Securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the "SFA")) pursuant to Section 274 of the SFA or (ii) to an accredited investor (as defined in Section 4A of the SFA) pursuant to and in accordance with the conditions specified in Section 275 of the SFA.

(h)            The Securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if the Final Prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the Underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with the offering of Securities.

(i)            The Securities have not been and will not be registered with the Financial Services Commission of Korea under the Financial Investment Services and Capital Markets Act of Korea. Accordingly, the Securities have not been and will not be offered, sold or delivered, directly or indirectly, in Korea or to, or for the account or benefit of, any resident of Korea (as defined in the Foreign Exchange Transactions Law of Korea and its Enforcement Decree) or to others for re-offering or resale, except as otherwise permitted by applicable Korean laws and regulations. In addition, within one year following the issuance of the Securities, the Securities may not be transferred to any resident of Korea other than a qualified institutional buyer (as such term is defined in the regulation on issuance, public disclosure, etc. of securities of Korea, a “Korean QIB”) registered with the Korea Financial Investment Association (the “KOFIA”) as a Korean QIB and subject to the requirement of monthly reports with the KOFIA of its holding of Korean QIB bonds as defined in the Regulation on Issuance, Public Disclosure, etc. of notes of Korea, provided that (a) the Securities are denominated, and the principal and interest payments thereunder are made, in a currency other than Korean won, (b) the amount of the Securities acquired by such Korean QIBs in the primary market is limited to less than 20 per cent. of the aggregate issue amount of the Securities, (c) the Securities are listed on one of the major overseas securities markets designated by the Financial Supervisory Service of Korea, or certain procedures, such as registration or report with a foreign financial investment regulator, have been completed for offering of the Securities in a major overseas securities market, (d) the one-year restriction on offering, delivering or selling of Securities to a Korean resident other than a Korean QIB is expressly stated in the Securities, the relevant underwriting agreement, subscription agreement, and the Final Prospectus and (e) the Company and the representatives shall individually or collectively keep the evidence of fulfillment of conditions (a) through (d) above after having taken necessary actions therefor.

(j)            The Securities have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the Securities in Taiwan.

(k)            The Securities have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) other than in compliance with the laws, regulations and rules of the United Arab Emirates, the Abu Dhabi Global Market and the Dubai International Financial Centre governing the issue, offering and sale of securities. Further, the Final Prospectus does not constitute a public offer of securities in the United Arab Emirates (including the Abu Dhabi Global Market and the Dubai International Financial Centre) and is not intended to be a public offer. The Final Prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority, the Financial Services Regulatory Authority or the Dubai Financial Services Authority.

(l)            The Final Prospectus is not intended to constitute an offer or solicitation to purchase or invest in the Securities. The Securities may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”) and no application has or will be made to admit the Securities to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither the Final Prospectus nor any other offering or marketing material relating to the Securities constitutes a prospectus pursuant to the FinSA, and neither the Final Prospectus nor any other offering or marketing material relating to the Securities may be publicly distributed or otherwise made publicly available in Switzerland.